As Filed with the Securities and Exchange Commission on May 28, 2025
File No. 001-42633

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 2
TO
FORM 10

GENERAL FORM FOR REGISTRATION OF SECURITIES
Pursuant to Section 12(b) or (g) of
the Securities Exchange Act of 1934

Ralliant Corporation
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	99-5127620 (I.R.S. Employer Identification No.)
4000 Center at North Hills Street Suite 430 Raleigh, NC 27609 (Address of principal executive offices)	98203 (Zip Code)
Registrant’s telephone number, including area code:
984-375-7255
Securities to be registered pursuant to Section 12(b) of the Act:
Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, par value $0.01 per share	New York Stock Exchange
Securities to be registered pursuant to Section 12(g) of the Act: None

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☐
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

RALLIANT CORPORATION
INFORMATION REQUIRED IN REGISTRATION STATEMENT
CROSS-REFERENCE SHEET BETWEEN INFORMATION STATEMENT AND ITEMS OF FORM 10
Certain information required to be included in this Form 10 is incorporated by reference to specifically-identified portions of the body of the information statement filed herewith as Exhibit 99.1. None of the information contained in the information statement shall be incorporated by reference herein or deemed to be a part hereof unless such information is specifically incorporated by reference.
Item 1.   Business.
The information required by this item is contained under the sections of the information statement entitled “Information Statement Summary,” “Risk Factors,” “Cautionary Statement Concerning Forward-Looking Statements,” “The Separation and Distribution,” “Description of Material Indebtedness,” “Capitalization,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Business,” “Certain Relationships and Related Person Transactions,” “Material U.S. Federal Income Tax Consequences” and “Where You Can Find More Information.” Those sections are incorporated herein by reference.
Item 1A.   Risk Factors.
The information required by this item is contained under the sections of the information statement entitled “Risk Factors” and “Cautionary Statement Concerning Forward-Looking Statements.” Those sections are incorporated herein by reference.
Item 2.   Financial Information.
The information required by this item is contained under the sections of the information statement entitled “Summary Historical and Unaudited Pro Forma Combined Financial Data,” “Unaudited Pro Forma Combined Financial Statements” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” Those sections are incorporated herein by reference.
Item 3.   Properties.
The information required by this item is contained under the sections of the information statement entitled “Information Statement Summary,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business.” Those sections are incorporated herein by reference.
Item 4.   Security Ownership of Certain Beneficial Owners and Management.
The information required by this item is contained under the sections of the information statement entitled “Management” and “Security Ownership of Certain Beneficial Owners and Management.” Those sections are incorporated herein by reference.
Item 5.   Directors and Executive Officers.
The information required by this item is contained under the sections of the information statement entitled “Management” and “Directors.” Those sections are incorporated herein by reference.
Item 6.   Executive Compensation.
The information required by this item is contained under the sections of the information statement entitled “Management,” “Executive Compensation” and “Director Compensation.” Those sections are incorporated herein by reference.
Item 7.   Certain Relationships and Related Transactions, and Director Independence.
The information required by this item is contained under the sections of the information statement entitled “Management,” “Directors,” “Certain Relationships and Related Person Transactions,” “Risk

Factors — Risks Related to the Separation and Our Relationship with Fortive” and “The Separation and Distribution.” Those sections are incorporated herein by reference.
Item 8.   Legal Proceedings.
The information required by this item is contained under the section of the information statement entitled “Business — Legal Proceedings.” That section is incorporated herein by reference.
Item 9.   Market Price of, and Dividends on, the Registrant’s Common Equity and Related Stockholder Matters.
The information required by this item is contained under the sections of the information statement entitled “Information Statement Summary,” “The Separation and Distribution,” “Dividend Policy,” “Management” and “Description of Capital Stock.” Those sections are incorporated herein by reference.
Item 10.   Recent Sales of Unregistered Securities.
The information required by this item is contained under the sections of the information statement entitled “Information Statement Summary — Ralliant’s Post-Separation Relationship with Fortive,” “The Separation and Distribution,” “Certain Relationships and Related Person Transactions” and “Description of Capital Stock.” Those sections are incorporated herein by reference.
Item 11.   Description of Registrant’s Securities to be Registered.
The information required by this item is contained under the sections of the information statement entitled “Dividend Policy,” “The Separation and Distribution” and “Description of Capital Stock.” Those sections are incorporated herein by reference.
Item 12.   Indemnification of Directors and Officers.
The information required by this item is contained under the section of the information statement entitled “Description of Capital Stock — Limitations on Liability, Indemnification of Officers and Directors and Insurance.” That section is incorporated herein by reference.
Item 13.   Financial Statements and Supplementary Data.
The information required by this item is contained under the sections of the information statement entitled “Summary Historical and Unaudited Pro Forma Combined Financial Data,” “Unaudited Pro Forma Combined Financial Statements” and “Index to Financial Statements and Schedule” (and the financial statements and related notes referenced therein). Those sections and the financial statements and related notes referenced therein are incorporated herein by reference.
Item 14.   Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.
Not applicable.
Item 15.   Financial Statements and Exhibits.
(a)
Financial Statements

The information required by this item is contained under the sections of the information statement entitled “Unaudited Pro Forma Combined Financial Statements,” and “Index to Financial Statements and Schedule” (and the financial statements and related notes referenced therein). Those sections and the financial statements and related notes referenced therein are incorporated herein by reference.

(b)
Exhibits

The following documents are filed as exhibits hereto:
Exhibit Number	Exhibit Description
2.1†	Form of Separation and Distribution Agreement
3.1†	Form of Amended and Restated Certificate of Incorporation
3.2†	Form of Amended and Restated Bylaws
10.1†	Form of Transition Services Agreement
10.2†	Form of Tax Matters Agreement
10.3†	Form of Employee Matters Agreement
10.4†	Form of Intellectual Property Matters Agreement
10.5†	Form of FBS License Agreement
10.6†	Form of Fort Solutions License Agreement
10.7†	Form of Ralliant Corporation 2025 Stock Incentive Plan
10.8†	Form of Ralliant Corporation Severance and Change-In-Control Plan for Officers
10.9†	Form of Ralliant Executive Deferred Incentive Plan
10.10†	Form of Ralliant Retirement Savings Plan
10.11†	Form of Ralliant Corporation 2025 Executive Incentive Compensation Plan
10.12†	Offer Letter, dated February 7, 2025, between Fortive Corporation and Jonathon E. Boatman
10.13†	Offer Letter, dated February 24, 2025, between Fortive Corporation and Tamara S. Newcombe
10.14†	Offer Letter, dated March 7, 2025, between Fortive Corporation and Amir Kazmi
10.15†	Offer Letter, dated March 10, 2025, between Fortive Corporation and Karen M. Bick
10.16†	Offer Letter, dated April 25, 2025, between Fortive Corporation and Neill P. Reynolds
10.17†	Form of Ralliant Corporation Director Compensation Policy
10.18†	Form of Ralliant Corporation Non-Employee Directors’ Deferred Compensation Plan
10.19†	Form of Ralliant Corporation Non-Employee Directors’ Deferred Compensation Plan Election Form
10.20†	Credit Agreement, dated as of May 15, 2025, among Ralliant Corporation, PNC Bank, National Association, as Administrative Agent, L/C Issuer and Swing Line Lender, and the other Lenders party thereto
21.1†	List of Subsidiaries
99.1**	Information Statement of Ralliant Corporation, preliminary and subject to completion, dated May 28, 2025
99.2†	Form of Notice Regarding the Internet Availability of Information Statement Materials

**
Filed herewith.

†
Previously filed.

SIGNATURES
Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.
RALLIANT CORPORATION
By:
/s/ Tamara Newcombe

Name: Tamara Newcombe
Title: President & Chief Executive Officer
Date: May 28, 2025